Exhibit 5.1

767 Fifth Avenue New York, NY 10153-0119 +1 212 310 8000 tel +1 212 310 8007 fax

July 1, 2025

TPG Inc.
301 Commerce Street, Suite 3300
Fort Worth, TX 76102

Ladies and Gentlemen:
We have acted as counsel to TPG Inc., a Delaware corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of the Company’s Prospectus Supplement filed on July 1, 2025 (the “Prospectus Supplement”) to the Registration Statement on Form S-3 filed on February 26, 2024 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Act”), relating to the offer and sale from time to time by the selling stockholder named in the Prospectus Supplement (the “Selling Stockholder”) of an aggregate of up to 2,913,939 shares of the Company’s Class A common stock, par value $0.001 per share (the “Shares”), as described in and subject to the terms of the Prospectus Supplement.
In so acting, we have examined originals or copies (certified or otherwise identified to our satisfaction) of (i) the Restated Certificate of Incorporation of the Company, as amended, filed with the Secretary of State of the State of Delaware (the “Certificate”); (ii) the Amended and Restated Bylaws of the Company; (iii) the Registration Statement and the form of prospectus included therein; (iv) the Prospectus Supplement; (v) the Transaction Agreement, dated as of May 3, 2025, as amended by Amendment No. 1 to the Transaction Agreement, dated as of May 28, 2025, by and among the Company and certain affiliated entities, Peppertree Capital Management, Inc. and certain affiliated entities, including affiliates of the Selling Stockholder; and (vi) such corporate records, agreements, documents and other instruments, and such certificates or comparable documents of public officials and of officers and representatives of the Company, and have made such inquiries of such officers and representatives, as we have deemed relevant and necessary as a basis for the opinion hereinafter set forth.
In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such latter documents. As to all questions of fact material to this opinion that have not been independently established, we have relied upon certificates or comparable documents of officers and representatives of the Company.
We have also assumed that (i) no stop orders suspending the Registration Statement’s effectiveness will have been issued and remain in effect, in each case, at the time the Shares are offered or issued as contemplated by the Registration Statement and the Prospectus Supplement, (ii) the Company has timely filed all necessary reports pursuant to the Securities Exchange Act of 1934, as amended, which are incorporated into the Registration Statement and Prospectus Supplement by reference and (iii) all Shares will be issued, offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus Supplement.
Based on the foregoing, and subject to the qualifications stated herein, we are of the opinion that the Shares have been duly authorized and, when sold as contemplated by the Prospectus Supplement, will be validly issued, fully paid and non-assessable.
The opinion expressed herein is limited to the corporate laws of the State of Delaware, and we express no opinion as to the effect on the matters covered by this letter of the laws of any other jurisdiction.

July 1, 2025

We hereby consent to the filing of this letter as an exhibit to the Company’s Current Report on Form 8-K filed with the Commission on July 1, 2025, relating to the Prospectus Supplement and to the reference to our firm therein. In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.
Very truly yours,
/s/ Weil, Gotshal & Manges LLP